Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

BioMarin Pharmaceutical Inc:

We consent to the incorporation by reference of our report dated January 29, 2003, with respect to the consolidated balance sheet of BioMarin Pharmaceutical Inc. as of December 31, 2002, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year then ended, which report appears in the Form 8-K of BioMarin Pharmaceutical Inc. dated February 9, 2003, into the following registration statements:

(i) the	Registration Statement on Form S-8 of BioMarin Pharmaceutical (File No. 333-84787)

(ii) the	Registration Statement on Form S-8 of BioMarin Pharmaceutical (File No. 333-85368)

(iii) the	Registration Statement on Form S-3 of BioMarin Pharmaceutical (File No. 333-102066)

(iv) the	Registration Statement on Form S-3 of BioMarin Pharmaceutical (File No. 333-48800)

(v) the	Registration Statement on Form S-3/POS AM of BioMarin Pharmaceutical (File No. 333-48800)

(vi) the	Registration Statement on Form S-3/A of BioMarin Pharmaceutical (File No. 333-48800)

(vii) the	Registration Statement on Form S-3 of BioMarin Pharmaceutical (File No. 333-61322).

/s/    KPMG LLP

San Francisco, California

February 7, 2003